Exhibit 10.2

No. [ ]

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3 AND 13(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3 OF THIS NOTE.

Vringo, Inc.

Amended and Restated Senior Secured Note

This is an amendment and restatement of the $[ ] senior secured convertible note issued on May 4, 2015 by Vringo, Inc. to [ ] (the “Original Note”). Certain Installment Amounts (as defined in the Original Note) were made on the Original Note prior to the date hereof and a portion of the outstanding principal of the Original Note was exchanged for common stock of the Company under an Exchange Note Agreement between the holder of the Original Note and Vringo, Inc., such that the outstanding principal amount of this Note (as defined below) is $[xx] on the date hereof.

Original Issuance Date: May 4, 2015	Original Principal Amount: U.S. $[ ]
Amended and Restated Issuance Date: March 9, 2016	Outstanding Principal Amount: U.S. $[xx]

FOR VALUE RECEIVED, Vringo, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [________________], or its registered assigns (“Holder”) the amount set forth above as the Outstanding Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal”) when due upon maturity on the Maturity Date (as defined below) or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set forth above as the Amended and Restated Issuance Date (the “Amended and Restated Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof). This Amended and Restated Senior Secured Note (including all Amended and Restated Senior Secured Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Amended and Restated Senior Secured Notes (collectively, the “Notes”) originally issued pursuant to (i) the Indenture, (ii) the Supplemental Indenture, (iii) the Securities Purchase Agreement and (iv) the Company’s Registration Statement on Form S-3 (File number 333-182823). Certain capitalized terms used herein are defined in Section 24.

1.                  PAYMENT OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash, representing 102% of the outstanding Principal, accrued and unpaid Interest on the Principal and accrued and unpaid Late Charges (as defined below), if any, on such Principal and Interest. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

2.                  INTEREST; INTEREST RATE.

(a)                            Interest on this Note shall commence accruing on the Amended and Restated Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months, shall compound on each Interest Date, and shall be payable in arrears monthly on each Interest Date with the first Interest Date being April 1, 2016. Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in cash.

(b)                           Prior to the payment of Interest on an Interest Date, the Maturity Date or any applicable Redemption Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest upon any redemption in accordance with Section 8 or any required payment upon any Bankruptcy Event of Default (as defined below). From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to sixteen and on-half percent (16.5%) per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3.                  Registration; Book-Entry. The Trustee shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”) as provided in Section 2.05 of the Indenture. No later than the second (2nd) Trading Day after any redemption of this Note, the Company shall deliver written confirmation to the Trustee that such redemption has been completed in full, which confirmation shall set forth the aggregate Principal of this Note then redeemed, as applicable, and the remaining aggregate principal of this Note then outstanding. The Trustee shall be entitled to conclusively rely on such confirmation by the Company, as authorization to adjust the Register in accordance with such confirmation. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company, the Trustee and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges, if any, paid and the dates of such payments or shall use such other method, reasonably satisfactory to the Holder and the Company.

4.                  RIGHTS UPON EVENT OF DEFAULT.

(a)                Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)                 the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(ii)               the Company’s (A) failure to cure a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable exercise date (as the case may be) or (B) notice, written or oral, to any holder of the Notes or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for exercise of any Warrants for Warrant Shares (as defined in the Securities Purchase Agreement) in accordance with the provisions of the Warrants;

(iii)             the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least five (5) days;

(iv)             the occurrence of any default under or redemption of prior to maturity of any Subsidiary Note (as defined in the Securities Purchase Agreement);

(v)               the occurrence of any default under or redemption of prior to maturity of any Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries in an aggregate amount in excess of $250,000;

(vi)             bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

(vii)           the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by the Company or any Subsidiary of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the commencement by any Person of a UCC foreclosure sale of a material portion of the Company’s or any Subsidiary’s assets or any other similar action under federal, state or foreign law;

(viii)         the entry by a court of (i) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (ii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of forty-five (45) consecutive days;

(ix)             a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any Person pursuant to any litigation, as applicable, in the United States, its territories or possessions (other than in the ordinary course of the Company’s business of enforcing and licensing intellectual property rights, consistent with past practice) (each a “Judgment,” and collectively, the “Judgments”) with respect to the payment of cash, securities and/or other assets with an aggregate fair value (determined as provided below) in excess of $250,000 are rendered against, agreed to or otherwise accepted by, the Company and/or any of its Subsidiaries and which Judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay; provided, however, any Judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such Judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such Judgment. The fair value of any assets other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company;

(x)               the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 in the aggregate (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000 in the aggregate, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(xi)             other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches in any material respect any representation, warranty, covenant or other term or condition of any Transaction Document (including, without limitation, the Security Documents), except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) days;

(xii)           any breach or failure in any respect by the Company or any Subsidiary to comply in any material respect with any provision of Section 10 of this Note;

(xiii)         a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company as to whether any Event of Default has occurred;

(xiv)         any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

(xv)           any provision of any Transaction Document (including, without limitation, the Subsidiary Notes and the Security Documents) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto in any material respect, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including, without limitation, the Subsidiary Notes and the Security Documents);

(xvi)         the Subsidiary Notes shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral (as defined in the Subsidiary Notes) in favor of each of the Secured Parties (as defined in the Subsidiary Notes);

(xvii)       the Security Documents shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral (as defined in the Security Agreement) in favor of each of the Secured Parties (as defined in the Security Agreement); or

(xviii)     any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could have a Material Adverse Effect.

(b)               Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note, the Company shall within two (2) Business Days deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder and the Trustee. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default and ending (such ending date, the “Event of Default Right Expiration Date”) on the tenth (10th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plan of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and the applicable Event of Default Right Expiration Date, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company and the Trustee, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to 102% of the Principal amount of such portion redeemed (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 7. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall result in a reduction in the Principal amount of this Note equal to the amount redeemed. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

5.                  RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a)                Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar ranking to the Notes, and satisfactory to the Holder. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions.

(b)               Notice of a Change of Control; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control, but not prior to the public announcement of such Fundamental Transaction, the Company shall deliver written notice thereof via electronic mail and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company and the Trustee, which Change of Control Redemption Notice shall indicate the Redemption Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the product of (x) the Change of Control Redemption Premium multiplied by (y) the Redemption Amount being redeemed (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 8 and shall have priority to payments to stockholders in connection with such Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall result in a reduction in the Principal amount of this Note equal to the amount redeemed. In the event of the Company’s redemption of any portion of this Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

6.                  NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

7.                  HOLDER’S REDEMPTIONS. The Company, or at the Company’s direction, the Trustee, shall deliver the applicable Event of Default Redemption Price to the Holder in cash within three (3) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice and this Note. The Trustee shall not have any payment obligation under this Section 7 unless and until it has received sufficient cash from the Company to make any of the payments set forth in this Section 7. If the Holder has submitted a Fundamental Transaction Redemption Notice in accordance with Section 5(b), the Company, or at the Company’s directions, the Trustee, shall deliver the applicable Fundamental Transaction Redemption Price to the Holder in cash concurrently with the consummation of such Fundamental Transaction if such notice is received prior to the consummation of such Fundamental Transaction and within three (3) Business Days after the Company’s receipt of such notice otherwise and surrender of this Note. In the event of a redemption of less than all of the outstanding Principal of this Note, the Company shall promptly cause to be issued and, following authentication of such new Note by the Trustee, delivered to the Holder a new Note (in accordance with Section 13(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Redemption Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Redemption Amount, (y) the Company shall immediately return this Note, or issue a new, duly authenticated Note (in accordance with Section 13(d)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Event of Default Redemption Price or Fundamental Transaction Redemption Price (as the case may be) minus (2) the Principal portion of the Redemption Amount submitted for redemption.

8.                  COMPANY OPTIONAL REDEMPTION. At any time after the Amended and Restated Issuance Date (the “Company Redemption Eligibility Date”), the Company shall have the right to redeem all or a portion, of the outstanding Principal then remaining under this Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 8 shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to (i) 100% of the Principal amount being redeemed, plus (ii) a premium equal to 20% of the Principal amount being redeemed during the period from the date hereof through May 4, 2016 and 15% of the Principal amount being redeemed thereafter, plus (iii) all accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges, if any, with respect to such portion of such Principal and such Interest. The Company may exercise its right to require redemption under this Section 8 by delivering an irrevocable written notice thereof by electronic mail and overnight courier to all, but not less than all, of the holders of Notes (the “Company Optional Redemption Notice” and the date all of the holders of Notes received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice during any thirty-day period hereunder. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than twenty (20) Trading Days nor more than thirty (30) Trading Days following the Company Optional Redemption Notice Date, and (y) state the aggregate Redemption Amount of the Notes which is being redeemed in such Company Optional Redemption from the Holder and all of the other holders of the Notes pursuant to this Section 8 on the Company Optional Redemption Date. All Redemption Amounts redeemed by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 8 shall be made in accordance with Section 7.

9.                  VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law).

10.              COVENANTS. Until all of the Notes have been redeemed or otherwise satisfied in accordance with their terms:

(a)                Rank. All payments due under this Note shall be senior to all other Indebtedness of the Company (other than the Indebtedness listed in clause (iv) of the definition of Permitted Indebtedness).

(b)               Incurrence of Indebtedness. The Company shall not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by the Notes and (ii) Permitted Indebtedness).

(c)                Incurrence of Indebtedness by Subsidiaries. The Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness other than the Subsidiary Notes.

(d)               Existence of Liens. The Company shall not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company (collectively, “Liens”) other than Permitted Liens.

(e)                Existence of Subsidiary Liens. The Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any Lien upon or in any property or assets (including accounts and contract rights) owned by any of its Subsidiaries other than (i) Liens created pursuant to the Subsidiary Notes and (ii) Liens specified in clauses (i) through (iii) of the definition of Permitted Liens.

(f)                Cash Balance. The Company’s cash balance (including cash equivalents) shall be not be less than $[ ] million at any time.

(g)               Restricted Payments. The Company shall not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(h)               Restricted Payments. The Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, other than in accordance with the terms of the Subsidiary Notes.

(i)                 Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock (other than dividends paid by wholly-owned Subsidiaries to the Company or to other wholly-owned Subsidiaries if either (i) such Subsidiary is a Borrower Subsidiary or (ii) the equity interests of such Subsidiary have been pledged to the Collateral Agent as provided in the Security Documents).

(j)                 Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than sales, leases, assignments, transfers, conveyances and other dispositions of intellectual property rights by the Company and its Subsidiaries in the ordinary course of the Company’s business of enforcing and licensing intellectual property rights. For the avoidance of doubt, this clause shall prevent (i) the Company from transferring any of its assets to any Subsidiary except pursuant to the Subsidiary Notes, and (ii) any Subsidiary from transferring any of its assets to any other Subsidiary.

(k)               Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date.

(l)                 Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose provided that an acquisition of intellectual property and related assets which can be used in other industries shall be permitted.

(m)             Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. The Company shall take all action necessary to prevent any Borrower Subsidiary from becoming Insolvent (as such term is defined in the Securities Purchase Agreement). The Company shall cause each Borrower Subsidiary to pay all accounts payable and other amounts owed by such Borrower Subsidiary (other than Indebtedness) when due, except for such amounts as are being contested in good faith and for which adequate reserves have been established and are being maintained by such Borrower Subsidiary in accordance with GAAP (as defined in the Securities Purchase Agreement).

(n)               Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times in all material respects with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(o)               Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that the Board of Directors of the Company, in the good faith exercise of its business judgment, determines are necessary or material to the conduct of its business in full force and effect.

(p)               Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(q)               Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(r)                 Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement, the Indenture, the Supplemental Indenture and the Notes), (ii) issue any Options or Convertible Securities (as defined in the Warrant) that are convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) or (iii) issue any other securities that would cause a breach or default under the Notes or the Warrants.

11.              AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder and the Trustee (if such amendment adversely affects the rights, privileges and immunities of the Trustee) shall be required for any change or amendment to this Note. No consideration shall be offered or paid to the Holder to amend or consent to a waiver or modification of any provision of this Note unless the same consideration is also offered to all of the holders of the Notes.

12.              TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without restriction and without the consent of the Company; provided, that this Note may not be transferred to more than five (5) transferees.

13.              REISSUANCE OF THIS NOTE.

(a)                Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and, following authentication of such new Note, deliver upon the order of the Holder a new Note (in accordance with Section 13(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new, duly authenticated Note (in accordance with Section 13(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provision of Section 3 following redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)               Lost, Stolen or Mutilated Note. Upon compliance with Section 2.07 of the Indenture, the Company shall execute and, following authentication of such new Note, deliver to the Holder a new Note (in accordance with Section 13(d)) representing the outstanding Principal.

(c)                Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new, duly authenticated Note or Notes (in accordance with Section 13(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)               Issuance of New Notes. Whenever the Company is required to issue a new duly authenticated Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 13(a) or Section 13(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date and (vi) shall be duly authenticated by the Trustee in accordance with the Indenture.

14.              REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder and the Trustee that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

15.              PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof. The Trustee shall have no duty under the Notes to confirm or verify or monitor the Company’s compliance with the terms or its obligations under the Notes.

16.              CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

17.              FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

18.              DISPUTE RESOLUTION. In the case of a dispute as to the arithmetic calculation of the applicable Redemption Price (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed arithmetic calculations (as the case may be) via electronic mail (i) within three (3) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such calculation within three (3) Business Days of such disputed arithmetic calculation (as the case may be) being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days, submit via electronic mail the disputed arithmetic calculation of any Redemption Price (as the case may be) to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed calculations. Such investment bank’s or accountant’s calculation shall be binding upon all parties absent demonstrable error.

19.              NOTICES; PAYMENTS.

(a)                Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company will give written notice to the Holder and the Trustee at least fifteen (15) days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. All notices to be provided to the Trustee hereunder shall be delivered to the Trustee by facsimile (303-262-0608) or via hard copy to the Trustee at its Corporate Trust Office (as defined in the Indenture) located in Highlands Ranch, Colorado.

(b)               Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)                Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of sixteen and one-half percent (16.5%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

20.              CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

21.              WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

22.              GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

23.              AMENDMENT AND RESTATEMENT. The effect of this Note is to amend and restate the Original Note. This Note shall constitute a renewal, extension and modification of the terms of the Original Note and evidences the same indebtedness that existed under the Original Note. The Company and the Holder agree and acknowledge that any and all rights, remedies and payment provisions under the Original Note, as hereby amended and restated, shall continue and survive the execution and delivery of this Note. The Company and the Holder further agree and acknowledge that any and all amounts owing or otherwise due under or pursuant to the Original Note immediately prior to the effectiveness of this Note shall be owing and otherwise due pursuant to this Note. All references to the Original Note in any agreement, instrument or document executed or delivered in connection herewith or therewith shall be deemed to refer to this Note, as the same may be amended, restated, supplemented or otherwise modified from time to time.

24.              CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)                “Business Day” means any day other than (i) a Saturday or a Sunday, or (ii) a day on which Federal or State banking institutions in the Borough of Manhattan, the City and State of New York or in the State in which the Corporate Trust Office (as defined in the Indenture) may be located from time to time, are authorized or obligated by law, executive order or regulation to close.

(b)               “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of a majority of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of a majority of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(c)                “Change of Control Redemption Premium” means 125%.

(d)               “Common Stock” means (i) the Company’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(e)                “Eligible Market” means The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the NYSE MKT, the OTCQB or the Principal Market.

(f)                “Fundamental Transaction” means that (i) (1) the Company shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation) any other Person, or (2) the Company shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) the Company shall, directly or indirectly, in one or more related transactions, allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) the Company shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) the Company shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock (which shall not include a reverse stock split), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company, excluding Iroquois (as defined in the Securities Purchase Agreement).

(g)               “GAAP” means United States generally accepted accounting principles, consistently applied.

(h)               “Indenture” means that certain Indenture, dated as of the Issuance Date, by and between the Company and the Trustee, as may be amended or supplemented from time to time, including without limitation, by any Supplemental Indenture (as defined below).

(i)                 “Interest Date” means the first day of each calendar month (each, an “Interest Date”).

(j)                 “Interest Rate” means ten percent (10%) per annum, as may be adjusted from time to time in accordance with Section 2.

(k)               “Material Adverse Effect” shall mean, as of any time of determination, during the period commencing on the Amended and Restated Issuance Date and ending on such time of determination, a material adverse change and/or a material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole; provided that none of the following will constitute, or be considered in determining whether there has been, a Material Adverse Change: any event, change, circumstance, effect or other matter resulting from or related to (i) any outbreak or escalation of war or major hostilities or any act of terrorism, (ii) changes in laws, GAAP or enforcement or interpretation thereof, (iii) changes that generally affect the industries and markets in which the Company operates which do not have a disproportionate effect on the Company and its Subsidiaries, (iv) changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, or (v) any action taken or failed to be taken pursuant to or in accordance with any Transaction Document at the written request of, or consented to in writing by, the Holder.

(l)                 “Maturity Date” shall mean June 30, 2017; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Fundamental Transaction Notice is delivered prior to the Maturity Date.

(m)             “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n)               “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the other Notes; (ii) other Indebtedness of the Company (other than as expressly specified in, and permitted by, clause (iii) and (iv) below) not to exceed $500,000 in the aggregate outstanding at any time; provided, however, the Company may incur Indebtedness in excess of $500,000 pursuant to this clause (ii) so long as such Indebtedness shall be made expressly subordinate in right of payment to the Indebtedness evidenced by the Notes, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (A) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (B) total interest and fees at a rate in excess of the Interest Rate; (iii) equipment leases and purchase money obligations of the Company not to exceed $250,000 in the aggregate outstanding at any time and (iv) Indebtedness of Group Mobile International Ltd. evidenced by that certain Line of Credit Agreement, not to exceed $300,000 at any given time.

(o)               “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent; (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings; (iv) Liens securing the Indebtedness expressly permitted by clause (iii) of the definition of Permitted Indebtedness; provided such Liens are limited only to the assets financed by such Indebtedness; (v) Liens securing the Indebtedness expressly permitted by clause (iv) of the definition of Permitted Indebtedness; and (vi) Liens securing the Company’s obligations under the Transaction Documents.

(p)               “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(q)               “Principal Market” means the Nasdaq Capital Market.

(r)                 “Redemption Amount” means the portion of the Principal to be redeemed or otherwise with respect to which this determination is being made, plus all accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest.

(s)                “Redemption Notices” means, collectively, Event of Default Redemption Notices and Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(t)                 “Redemption Premium” means 120% during the period from the date hereof through May 4, 2016 and 115% thereafter.

(u)               “Redemption Prices” means, collectively, Event of Default Redemption Prices and the Change of Control Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(v)               “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(w)             “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Original Issuance Date, by and among the Company and the initial holders of Notes pursuant to which the Company issued Notes and Warrants, as may be amended from time to time.

(x)               “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(y)               “Security Agreement” means that certain security agreement, dated as of the Closing Date, by and among the Company, its Subsidiaries and the initial holders of the Notes, as may be amended from time to time.

(z)                “Security Documents” has the meaning set forth in the Securities Purchase Agreement.

(aa)            “Subsidiaries” means any Person in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing.

(bb)           “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(cc)            “Supplemental Indenture” shall have the meaning ascribed to such term in the Securities Purchase Agreement, as supplemented by the Second Supplemental Indenture, dated as of the date hereof, between the Company and the Trustee, as may be further amended, modified or supplemented from time to time.

(dd)          “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(ee)            “Trustee” means Computershare Trust Company, N.A., in its capacity as trustee under the Indenture, or any successor or any additional trustee appointed with respect to the Notes pursuant to the Indenture.

(ff)             “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(gg)           “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, as may be amended from time to time, and shall include all warrants issued in exchange therefor or replacement thereof.

25.              DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries. Nothing contained in this Section 25 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(j) of the Securities Purchase Agreement.

26.              MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

27.              SECURITY. This Note and the other Notes are secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement and the other Security Documents).

28.              TRUSTEE. The rights, privileges and immunities of the Trustee set forth in Article VII of the Indenture are incorporated herein, mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

Vringo, Inc.

By:
Name:
Title: